CUSHMAN & WAKEFIELD OF ILLINOIS, INC.                 [LOGO] CUSHMAN & WAKEFIELD
455 N. Cityfront Plaza Drive
Suite 2800
Chicago, IL 60611-5555
Tel: (312) 470-1800
Fax: (312) 470-3800


September 3, 1998


Mr. Edward J. Welch
Director
Investment Banking
Merrill Lynch
250 Vesey Street
26th Floor
New York, NY 10281-1326


Dear Mr. Welch:

This is to confirm that, notwithstanding anything to the contrary contained in our reports dated December 9th, 1997 with respect to our market studies, as of December 5th, 1997, of the real properties shown in the attached Schedule A, such report and transmittal leter related thereto, as well as the name Cushman & Wakefield of Illinois, Inc., as the preparer of such items as an appraisal expert, may be included in and referred to in any offering document (including any prospectus filed under the Securities Act of 1933 (the "Act")) relating to the sale of related real estate or mortgage securities or participation interests solely to qualified institutional buyers as defined in Rule 144A under the Act or institutional accredited investors.


Sincerely,


CUSHMAN & WAKEFIELD OF ILLINOIS, INC.


/s/ STANLEY DENNIS, JR.
----------------------------------
    Stanley Dennis, Jr. MAI
    Managing Director

                                                             SCHEDULE A
====================================================================================================================================
Bonanza Village           Camelot Accres                Casa Village               Central Park Village   Cimarron
3700 East Stewart Avenue  14750 West Bursnville Parkway 422 South 24th Street West 205 West Bell Road     12205 North Perry Street
Las Vegas, NV             Burnsville, MN                Billings, MT               Phoenix, AZ            Broomfield, CO
----------------------------------------------------------------------------------------------------------------------------------
Concord Cascade           Country Place Village         East Bay Oaks              Eldorado Village       Golden Terrace Village
245 Aria Drive            2535 Country Place Boulevard  601 Starkey Road           2505 East Bay drive    17601 West Colfax Avenue
Pacheco, CA               New Port Richey, FL           Largo, FL                  Largo, FL              Golden, CO
----------------------------------------------------------------------------------------------------------------------------------
Golden Terrace Village
   West                   Green Acres                   Hacienda De Valencia       Hillcrest Village      Holiday Hills Village
431 Zeta Street           8785 Turkey Ridge Road        201 South Greenfield Road  1600 Sable Boulevard   2000 West 92nd Avenue
Golden, CO                Breinigsville, PA             Mesa, AZ                   Aurora, CO             Federal Heights, CO
----------------------------------------------------------------------------------------------------------------------------------
Holiday Village Colorado  Lake Haven                    Lamplighter Village        Oak Tree Village       Pueblo Grande Village
3405 Sinton Road          1415 Main Street              10767 Jamaica Boulevard    254 Sandalwood Ave.    999 Fortino Boulevard West
Colorado Springs, CO      Dunedin, FL                   Spring Valley, CA          Portage, IN            Pueblo, CO
----------------------------------------------------------------------------------------------------------------------------------
Rancho Valley             Windmill Village              Windmill Village North     Windmill Village South The Meadows
12970 Highway 8 Business  16131 North Cleveland Avenue  4000 North Tuttle Avenue   3000 Nort Tuttle Ave.  2401 West Southern Avenue
El Cajon, CA              North Fort Myers, FL          Sarasota, FL               Sarasota, FL           Tempe, AZ
----------------------------------------------------------------------------------------------------------------------------------
California-Hawaiian       Casa del Sol #1               Casa del Sol #2            Contempo Marin
3637 Snell avenue         11411 North 91st Street       10960 North 67th Avenue    400 Yosemite Road
San Jose, CA              Peoria, AZ                    Glendale, AZ               San Rafael, CA
====================================================================================================================================
